UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2020

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On February 4, 2020, the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) unanimously elected Mr. Joseph Timothy (J.T.) Grumski, age 58, to the Board to fill the vacancy left by Mr. Stanley Robert Cochran, who retired from the Board effective October 18, 2019. The Board also unanimously determined that, as of the date of his election, Mr. Grumski qualified as an “Independent Director” under applicable NASDAQ rules.

Since May 2013, Mr. Grumski has been President and CEO and a board member of TAS Energy Inc. (“TAS”), a company that delivers efficient modular systems manufactured offsite and utilized in power, data centers, industrial and commercial applications. TAS has successfully managed over 400 projects in over 32 countries. From 1997 to February 2013, Mr. Grumski was employed with Science Applications International Corporation (“SAIC”) (NYSE: SAIC), a publicly-held company that provides government services and information technology support. During his employment with SAIC, Mr. Grumski held various senior management positions, including the positions of President of SAIC’s Energy, Environment & Infrastructure (“E2I”) commercial subsidiary and General Manager of the E2I Business Unit. SAIC’s E2I commercial subsidiary and Business Unit comprised of approximately 5,200 employees performing over $1.1B of services for federal, commercial, utility and state customers. Mr. Grumski’s many accomplishments with SAIC included growing SAIC’s $300M federal environmental business to a top ranked, $1.1B business; receiving National Safety Council “Industry Leader” award in 2009; and receiving highest senior executive performance rating three years in a row. Mr. Grumski began his career with Gulf Oil Company and has progressed through senior level engineering, operations management, and program management positions with various companies, including Westinghouse Electric Corporation and Lockheed Martin, Inc. Mr. Grumski received a B.S. in Mechanical Engineering from The University of Pittsburgh and a M.S in Mechanical Engineering from West Virginia University.

At this time, the Board has not named Mr. Grumski to any Board Committees.

Pursuant to the Company’s 2003 Outside Directors Stock Plan (“Outside Directors Stock Plan”), upon election to the Board, Mr. Grumski will receive an option to purchase up to 6,000 shares of the Company’s common stock at an exercise price of $7.00 per share, which was the closing price of a share of the Company’s common stock on the NASDAQ on the trading day immediately prior to February 4, 2020, as provided in the Company’s 2003 Outside Directors Stock Plan. The option will vest six months from date of grant and has a term of ten years. As a director, Mr. Grumski is entitled to receive a quarterly fee of $8,000, a fee of $1,000 for each board meeting he attends in person, and a $500 fee for each meeting he attends via conference call. Under the Outside Directors Stock Plan, each outside director, including Mr. Grumski, shall receive at the director’s option, either 65% or 100% of his director’s fee in the Company’s common stock. If an outside director elects to receive 65% of his director’s fee in common stock, then he will receive (1) the number of shares of common stock determined by dividing 65% of his director’s fee by 75% of the fair market value of one share of the Company’s common stock and (2) 35% in cash or its equivalent. If the outside director elects to receive 100% of his fee in the Company’s common stock, he will receive the number of shares of common stock determined by dividing his director’s fee by 75% of the fair market value of one share of the Company’s common stock. For purposes of calculating the foregoing, the fair market value of one share of the Company’s common stock will be the closing price for one share of the Company’s common stock on the business day immediately preceding the date that the director’s fee is due.

There are no transactions involving Mr. Grumski and the Company required to be reported under Item 404(a) of Regulation S-K.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2020

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief Financial Officer

3